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                                                                    EXHIBIT 4(A)



                            AMOCO DIRECT ACCESS PLAN


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                                TABLE OF CONTENTS


ARTICLE I - Definitions. . . . . . . . . . . . . . . . . . . . . . . . .     1
  Administrator. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
  Bank Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
  Book Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
  Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
  Certificated Share . . . . . . . . . . . . . . . . . . . . . . . . . .     1
  Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
  Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Company Sale Price . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Dividend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Dividend Payment Date. . . . . . . . . . . . . . . . . . . . . . . . .     2
  Dividend Reinvestment. . . . . . . . . . . . . . . . . . . . . . . . .     2
  DRIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Electronic Funds Transfer Instruction. . . . . . . . . . . . . . . . .     2
  Enrollment Form. . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
  Ex-Dividend Date . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Foreign Person . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Independent Agent. . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Ineligible Funds . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Initial Cash Investment. . . . . . . . . . . . . . . . . . . . . . . .     3
  Investment Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Market Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . .     3
  Market Sale Price. . . . . . . . . . . . . . . . . . . . . . . . . . .     3
  Newly-Issued Common Stock. . . . . . . . . . . . . . . . . . . . . . .     3
  Open Market. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Optional Cash Investment . . . . . . . . . . . . . . . . . . . . . . .     4
  Participant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Plan Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Plan Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Record Account . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
  Record Shareholder . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Record Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Reinvesting Account. . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Reinvestment Fund. . . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Share Acquisition Cost . . . . . . . . . . . . . . . . . . . . . . . .     5
  Statement of Account . . . . . . . . . . . . . . . . . . . . . . . . .     5
  Street Name Beneficial Owner . . . . . . . . . . . . . . . . . . . . .     5
  Surrendered Certificates . . . . . . . . . . . . . . . . . . . . . . .     5
  Transaction Request. . . . . . . . . . . . . . . . . . . . . . . . . .     6
  Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

ARTICLE II - Enrollment, Investment, and Dividend
  Payment Election . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
  Section 2.1 Eligibility. . . . . . . . . . . . . . . . . . . . . . . .     6
  Section 2.2 Enrollment and Initial Investment. . . . . . . . . . . . .     6
        Section 2.2-1 General Procedure. . . . . . . . . . . . . . . . .     6
        Section 2.2-2 DRIP Participants. . . . . . . . . . . . . . . . .     6
  Section 2.3 Optional Deposits of Common Stock. . . . . . . . . . . . .     7
  Section 2.4 Optional Cash Investments. . . . . . . . . . . . . . . . .     7
  Section 2.5 Investment Via Electronic Debit. . . . . . . . . . . . . .     7
  Section 2.6 Dividend Payment Method. . . . . . . . . . . . . . . . . .     7
  Section 2.7 Minimum Account Balance. . . . . . . . . . . . . . . . . .     8
  Section 2.8 Plan Treatment of Record Shares. . . . . . . . . . . . . .     8

ARTICLE III - Common Stock Purchase Procedures . . . . . . . . . . . . .     8
  Section 3.1 Initial Cash Investments and Optional Cash Investments . .     8
        Section 3.1-1 Newly-Issued Common Stock. . . . . . . . . . . . .     8
        Section 3.1-2 Common Stock Purchased in the Open Market. . . . .     9
  Section 3.2 Dividend Reinvestment. . . . . . . . . . . . . . . . . . .     9
        Section 3.2-1 General. . . . . . . . . . . . . . . . . . . . . .     9
        Section 3.2-2 Newly-Issued Common Stock. . . . . . . . . . . . .     9
        Section 3.2-3 Common Stock Purchased in the Open Market. . . . .     9

ARTICLE IV - Sales, Transfers, and Withdrawals . . . . . . . . . . . . .    10
  Section 4.1 Transfer of Plan Shares. . . . . . . . . . . . . . . . . .    10
        Section 4.1-1 Sales. . . . . . . . . . . . . . . . . . . . . . .    10
        Section 4.1-2 All Transfers. . . . . . . . . . . . . . . . . . .    10
  Section 4.2 Gifts within the Plan. . . . . . . . . . . . . . . . . . .    10
        Section 4.2-1 Gifts. . . . . . . . . . . . . . . . . . . . . . .    10
        Section 4.2-2 Transferee Already a Participant . . . . . . . . .    11
        Section 4.2-3 Transferee Not Already a Participant . . . . . . .    11
  Section 4.3 Participant Request to Withdraw from Plan Participation. .    11

ARTICLE V - Investment Procedures and Accounting . . . . . . . . . . . .    11
  Section 5.1 Registration of Common Stock under the Plan. . . . . . . .    11
  Section 5.2 Commingling of Assets. . . . . . . . . . . . . . . . . . .    11
  Section 5.3 Statements of Account. . . . . . . . . . . . . . . . . . .    12
  Section 5.4 Stock Splits, In-Kind Distributions and Rights Offerings .    12
  Section 5.5 Timing of Investments and Sales. . . . . . . . . . . . . .    12
        Section 5.5-1 Sales. . . . . . . . . . . . . . . . . . . . . . .    12
        Section 5.5-2 Investments and Payment of Uninvested Funds. . . .    12
        Section 5.5-3 No Interest. . . . . . . . . . . . . . . . . . . .    12
        Section 5.5-4 Interrupted Investment Activity. . . . . . . . . .    13
        Section 5.5-5 Timing . . . . . . . . . . . . . . . . . . . . . .    13
  Section 5.6 Timely Receipt of Instructions . . . . . . . . . . . . . .    13
        Section 5.6-1 Instruction to Cancel or Modify Initial Cash
              Investment or Optional Cash Investment . . . . . . . . . .    13
        Section 5.6-2 Dividend Payment Method Change . . . . . . . . . .    13
        Section 5.6-3 Ex-Dividend Date and Instructions to Transfer. . .    13
        Section 5.6-4 Ex-Dividend Date and Withdrawal from Plan. . . . .    14
        Section 5.6-5 Cancellation of Instruction to Sell or Transfer. .    14
  Section 5.7 Requests for Certificates. . . . . . . . . . . . . . . . .    14
  Section 5.8 Fractional Plan Shares . . . . . . . . . . . . . . . . . .    14
  Section 5.9 Telephone Calls. . . . . . . . . . . . . . . . . . . . . .    14
  Section 5.10 Tax Consequences. . . . . . . . . . . . . . . . . . . . .    15

ARTICLE VI - Participants as Shareholders. . . . . . . . . . . . . . . .    15
  Section 6.1 Shareholders . . . . . . . . . . . . . . . . . . . . . . .    15
  Section 6.2 Communications and Voting. . . . . . . . . . . . . . . . .    15
  Section 6.3 Solicitation . . . . . . . . . . . . . . . . . . . . . . .    15

ARTICLE VII - Plan Administration. . . . . . . . . . . . . . . . . . . .    16
  Section 7.1 Rules and Regulations. . . . . . . . . . . . . . . . . . .    16
  Section 7.2 Costs. . . . . . . . . . . . . . . . . . . . . . . . . . .    16
  Section 7.3 No Control . . . . . . . . . . . . . . . . . . . . . . . .    16
  Section 7.4 Source of Common Stock . . . . . . . . . . . . . . . . . .    16
  Section 7.5 Open Market Transactions . . . . . . . . . . . . . . . . .    16
  Section 7.6 Termination of a Plan Account by the Company . . . . . . .    16
  Section 7.7 Modification and Termination of the Plan by the Company. .    17
  Section 7.8 Sale Upon Plan Termination or Plan Account Termination . .    17

ARTICLE VIII - Selection and Role of Administrator, Independent Agent
     and Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
  Section 8.1 Selection of an Administrator. . . . . . . . . . . . . . .    17
  Section 8.2 Authority and Duties of Administrator. . . . . . . . . . .    17
  Section 8.3 Selection of Independent Agent . . . . . . . . . . . . . .    18
  Section 8.4 Authority and Duties of Independent Agent. . . . . . . . .    18
  Section 8.5 Selection of the Trustee . . . . . . . . . . . . . . . . .    18
  Section 8.6 Authority and Duties of the Trustee. . . . . . . . . . . .    18

ARTICLE IX - Miscellaneous Provisions. . . . . . . . . . . . . . . . . .    18
  Section 9.1 Governing Law. . . . . . . . . . . . . . . . . . . . . . .    18
  Section 9.2 Agreement by Participants. . . . . . . . . . . . . . . . .    18
  Section 9.3 Headings . . . . . . . . . . . . . . . . . . . . . . . . .    18
  Section 9.4 Absence of Guarantee . . . . . . . . . . . . . . . . . . .    19
  Section 9.5 Liability. . . . . . . . . . . . . . . . . . . . . . . . .    19
  Section 9.6 No Assignment. . . . . . . . . . . . . . . . . . . . . . .    19


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                            AMOCO DIRECT ACCESS PLAN



Amoco Corporation, an Indiana corporation (the "Company"), hereby establishes the Amoco Direct Access Plan (the "Plan") as a replacement for its existing Automatic Dividend Reinvestment Plan for Shareholders of Amoco Corporation ("DRIP") which has been in existence since 1973; and


WHEREAS, the purpose of the Plan is to provide interested investors and holders of Amoco Corporation Common Stock a convenient means of investing in the Company through new investments in Amoco Corporation Common Stock and through the regular reinvestment of cash dividends paid on Common Stock;

NOW, THEREFORE:

                             ARTICLE I - DEFINITIONS

The terms defined in this Article I shall, for all purposes of this Plan, have the meanings set forth below. A pronoun in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.


ADMINISTRATOR
The term "Administrator" shall mean the individual (who may be an employee of the Company), bank, trust company or other entity (including the Company) appointed from time to time by the Company to act as the Administrator of the Plan.


BANK ACCOUNT
The term "Bank Account" shall mean the account at any bank, savings or other financial institution for which a Participant has provided an effective Electronic Funds Transfer Instruction directing the Company or the Administrator to credit funds to and/or debit funds from such account.

BOOK SHARES
The term "Book Shares" shall mean a Participant's proportionate interest in the shares of Common Stock held in nominee name by the Administrator for the Plan, as to which the Participant's ownership is evidenced solely by book entry in Plan records, and not by any certificate.

BUSINESS DAY
The term "Business Day" shall mean any weekday on which the Administrator conducts normal business operations, exclusive of federal banking holidays.

CERTIFICATED SHARE
The term "Certificated Share" shall mean a share of Common Stock for which a valid certificate is outstanding.

COMMON STOCK
The term "Common Stock" shall mean the common stock, without par value, of the Company.


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COMPANY
As defined in the introduction to the Recitals.


COMPANY SALE PRICE
The term "Company Sale Price" shall mean the average of the high and low per share sales prices of Common Stock, as reported on the New York Stock Exchange Composite Tape and published in The Wall Street Journal. In the absence of actual knowledge of inaccuracy, the Administrator may rely upon such prices as published in The Wall Street Journal; provided, however, in the event no trading for Common Stock is so reported for a given trading date, the Company Sale Price for such shares of Common Stock shall be the average of the high and low sales prices of Common Stock for the most recent preceding Business Day for which trading in Common Stock was reported on the New York Stock Exchange Composite Tape.


The Company Sale Price shall be fixed for Initial Cash Investment purchases and Optional Cash Investment purchases on the relevant Investment Date, and it shall be fixed for Dividend Reinvestment purchases on the relevant Dividend Payment Date. In the event that the Dividend Payment Date is not a Business Day, the Company Sale Price shall be determined as of the next succeeding Business Day for which trading in Common Stock is reported on the New York Stock Exchange Composite Tape.

DIVIDEND
The term "Dividend" shall mean cash dividends paid on Common Stock.

DIVIDEND PAYMENT DATE
The term "Dividend Payment Date" shall mean the date on which a Dividend is paid.

DIVIDEND REINVESTMENT
The term "Dividend Reinvestment" shall mean the purchase of Common Stock with the Dividends received by the Administrator for Reinvesting Accounts for credit as Plan Shares to Reinvesting Accounts.

DRIP
As defined in the introduction to the Recitals.

ELECTRONIC FUNDS TRANSFER INSTRUCTION
The term "Electronic Funds Transfer Instruction" shall mean the documentation that the Company or Administrator shall require to be completed and received prior to taking electronic debits from and/or making electronic credits to a Bank Account.


ENROLLMENT FORM
The term "Enrollment Form" shall mean the documentation required prior to participation in the Plan or at any time as the Administrator or the Company may require to complete or update Plan records.


EXCHANGE ACT
The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

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EX-DIVIDEND DATE
The term "Ex-Dividend Date" shall mean the date as of which the New York Stock Exchange lists the Common Stock as being subject to transfer without dividend rights to the transferee.

FOREIGN PERSON
The term "Foreign Person" shall mean a Person that is a citizen or resident of, or is organized or incorporated under, or has its principal place of business in, a country other than the United States, its territories and possessions.

INDEPENDENT AGENT
The term "Independent Agent" shall mean an agent independent of the Company who satisfies applicable legal requirements (including without limitation the requirements of Rule 10b-6 and Rule 10b-18 promulgated under the Exchange Act) and who has been selected by the Administrator, pursuant to Section 8.3 hereof, to serve as an Independent Agent for purposes of making Open Market purchases and sales of Common Stock for the Plan.


INELIGIBLE FUNDS
The term "Ineligible Funds" shall mean as of any date with respect to any Initial Cash Investments, Optional Cash Investments, and Dividends received or held by the Administrator from or on behalf of any Participant, any portion of such funds which the Administrator is required to pay to such Participant pursuant to Section 5.5-2 or Section 5.6-1 hereof as of such date.


INITIAL CASH INVESTMENT
As defined in Section 2.2-1 hereof.

INVESTMENT DATE
The term "Investment Date" shall mean the date selected by the Administrator, or by the Independent Agent if the Company is the Administrator, as of which shares of Common Stock are purchased for the Plan with Initial Cash Investment funds and/or Optional Cash Investment funds, either in the Open Market or as Newly-Issued Common Stock.


MARKET PURCHASE PRICE
The term "Market Purchase Price" shall mean the weighted average price per share of the Common Stock purchased in the Open Market for the Plan for the relevant date or dates.



MARKET SALE PRICE
The term "Market Sale Price" shall mean the price credited to a given Plan Account for the sale of Common Stock, and shall be the weighted average price per share of the shares of Common Stock sold in the Open Market for the Plan on the relevant sale date, minus the per share amount of the fees and expenses incurred by the subject Plan Account in effecting such sale.


NEWLY-ISSUED COMMON STOCK
The term "Newly-Issued Common Stock" shall mean shares of Common Stock issued by the Company and shall exclude Common Stock purchased in the Open Market.

OPEN MARKET
The term "Open Market" shall mean any securities exchange on which the Common Stock is traded, the over-the-counter market, or negotiated transactions, excluding negotiated transactions with the Company or its affiliates.


OPTIONAL CASH INVESTMENT
As defined in Section 2.4 hereof.

PARTICIPANT
The term "Participant" shall mean (a) any person who has met the requirements of Sections 2.1 and 2.2-1 regarding enrollment and investment and has not revoked such elections, and (b) any investor participating in the DRIP as of the date the Plan first becomes effective, unless such investor has timely delivered the notice contemplated by Section 2.2-2 hereof.

PERSON
The term "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate or unincorporated organization.

PLAN
As defined in the introduction to the Recitals.


PLAN ACCOUNT
The term "Plan Account" shall mean, as to any Participant, the account maintained by the Administrator and/or the Company recording his Plan Shares and any cash held by the Administrator pending investment or payment to such Participant.


PLAN SHARES
The term "Plan Shares" shall mean, as to any Participant, (a) Certificated Shares held in such Participant's name on the stock records of the Company and credited to his Plan Account and (b) Book Shares held in such Participant's Plan Account.


PROSPECTUS
The term "Prospectus" shall mean the prospectus contained in the Company's registration statement filed with the Securities and Exchange Commission with respect to the Plan at the time such registration statement becomes effective, or as may be amended or supplemented from time to time thereafter.



RECORD ACCOUNT
The term "Record Account" shall mean any shareholder account on the Company's stock records reflecting Common Stock ownership, excluding any Plan Account.



RECORD DATE
The term "Record Date" shall mean the date established by the Company's Board of Directors to determine Record Shareholders for the purpose designated by the Board of

Directors, such as entitlement to receive a Dividend or to vote Common
Stock.


RECORD SHAREHOLDER
The term "Record Shareholder" shall mean the Person whose name and taxpayer identification or social security number, where applicable, are recorded in a Record Account.

RECORD SHARES
The term "Record Shares" shall mean shares of Common Stock credited to a Record Account.

REINVESTING ACCOUNT
The term "Reinvesting Account" shall mean a Plan Account (a) for which the Participant has explicitly elected Dividend Reinvestment, or (b) for which the Participant has not submitted an Electronic Funds Transfer Instruction, or (c) for which the most recently submitted Electronic Funds Transfer Instruction was not valid or usable.

REINVESTMENT FUND
The term "Reinvestment Fund" shall mean the total amount of Dividends allocable to Reinvesting Accounts for a given Dividend Payment Date, less applicable withholdings and deductions required by law, and paid by the Company to the Administrator on behalf of such Reinvesting Accounts.


SHARE ACQUISITION COST
In the case of purchases of Newly-Issued Common Stock, the term "Share Acquisition Cost" shall mean the acquisition cost per share incurred by a given Plan Account, and shall be the sum of the Company Sale Price for the relevant date plus the per share amount of the fees and expenses incurred by the subject Plan Account in effecting such purchase.



In the case of purchases with Initial Cash Investment funds and/or Optional Cash Investment funds in the Open Market, the term "Share Acquisition Cost" shall mean the acquisition cost per share incurred by a given Plan Account, and shall be the sum of the Market Purchase Price plus the per share amount of the fees and expenses incurred by the subject Plan Account in effecting such purchase.



In the case of Dividend Reinvestment purchases in the Open Market, the term "Share Acquisition Cost" shall mean the acquisition cost per share incurred by a given Reinvesting Account, and shall be the sum of the Market Purchase Price applicable to the shares of Common Stock purchased with the Reinvestment Fund for a given Dividend Payment Date, plus the per share amount of the fees and expenses incurred by the subject Reinvesting Account in effecting such purchase.


STATEMENT OF ACCOUNT
The term "Statement of Account" shall mean a quarterly or yearly written statement prepared by the Company or the Administrator reflecting Plan Account information or activity for the stated period.

STREET NAME BENEFICIAL OWNER
The term "Street Name Beneficial Owner" shall mean any Person, other than a Participant, who has voting and/or dispositive authority over shares of Common Stock registered on the Company's stock records, not in his name, but in the name of a third party bank, broker, nominee, or trustee.

SURRENDERED CERTIFICATES
The term "Surrendered Certificates" shall mean certificates for Common Stock sent to the Administrator or the Company and thereupon cancelled.


TRANSACTION REQUEST
The term "Transaction Request" shall mean the documentation that the Administrator shall require to be completed and received prior to a Participant's gift, sale, or transfer of Plan Shares, the provision of certificates, or withdrawal from Plan participation. The term shall include electronic and voice communications acceptable to the Administrator and/or the Company.



TRUST AGREEMENT
The term "Trust Agreement" shall mean that certain Trust Agreement dated as of February 12, 1996 between the Company and the First Chicago Trust Company of New York, as it may be amended from time to time.



TRUSTEE
The term "Trustee" shall mean the trustee under the Trust Agreement.


       ARTICLE II - ENROLLMENT, INVESTMENT, AND DIVIDEND PAYMENT ELECTION

SECTION 2.1 ELIGIBILITY
Any Person, whether or not a Record Shareholder, may apply to participate in the Plan; provided, however, that if he is a Foreign Person, he must upon request warrant to the Administrator that his participation in the Plan would not violate local laws applicable to the Company, the Plan or such Foreign Person.

SECTION 2.2 ENROLLMENT AND INITIAL INVESTMENT


     SECTION 2.2-1 GENERAL PROCEDURE
     A Person may elect to participate in the Plan by completing and returning to the Administrator a completed Enrollment Form together with any applicable enrollment fee, and (a) in the case of a Record Shareholder, designating a Record Account to be converted into a Plan Account and submitting a certificate for five (5) or more shares of Common Stock to the Administrator accompanied by such documentation and stock powers as the Administrator may require or, (b) in the case of any Person, by making an Initial Cash Investment of an amount equal to at least $450 but not to exceed $150,000, by personal check or money order payable to the Plan Administrator (such initial cash payment is herein referred to as an "Initial Cash Investment"). A Street Name Beneficial Owner may enroll in the Plan by having a minimum of five (5) shares of Common Stock re-registered in his own name and then following the Record Shareholder procedure set forth in (a) above. Only entire Record Accounts may be converted into Plan Accounts; partial conversion of Record Accounts is not permitted.

     SECTION 2.2-2 DRIP PARTICIPANTS
     Any investor participating in the DRIP as of the date the Plan first becomes effective will be enrolled in the Plan automatically, without submitting an Enrollment Form or paying any enrollment fee, unless the DRIP investor has notified the Company or the Administrator within the time period designated that he does not desire to be a Participant. Absent receipt of such notice, all shares of Common Stock attributable to a DRIP participant under the DRIP will automatically be deemed to be Plan Shares, without regard to whether the Participant submits certificates for such shares to the Administrator, and, to the extent any such shares are held by First Chicago Trust Company of New York under the terms of the DRIP, they will be delivered to the Administrator as of the date the Plan first becomes effective and credited to the Plan Account of the applicable Participant.



SECTION 2.3 OPTIONAL DEPOSITS OF COMMON STOCK
After the establishment of a Plan Account as provided in Section 2.2, a Participant may deposit any number of additional Record Shares over which he has dispositive authority into his existing Plan Account, by delivering the certificate(s) representing such shares and such documentation as the Administrator may require. A Street Name Beneficial Owner who is also a Participant may deposit additional shares of Common Stock to his Plan Account by having the shares reregistered in his own name and submitting the certificate(s) representing such shares and necessary documentation to the Administrator.



SECTION 2.4 OPTIONAL CASH INVESTMENTS
A Participant may elect to make occasional or ongoing cash payments to the Plan for the purchase of additional Plan Shares at any time or from time to time by personal check or money order payable to the Plan Administrator, or by electronic funds transfer under Section 2.5 to the Administrator (such optional cash payment is herein referred to as an "Optional Cash Investment"); provided, however, that such Optional Cash Investment must be accompanied by, or in the case of electronic funds transfer, preceded by, documentation acceptable to the Administrator. At the election of the Participant ongoing cash payments to the Plan by electronic funds transfer may be made once per month on the first or fifteenth day of the month (or the next Business Day).



Any Participant who elects to make Optional Cash Investments must invest at least $50 for any single investment. In any calendar year, the sum of any Initial Cash Investment made that year plus all Optional Cash Investments made that year shall not exceed $150,000. In the event that a check is returned because of nonsufficient funds to cover the check, a fee shall be charged to the Participant per published fee schedules, and the Administrator shall so advise the Participant.


SECTION 2.5 INVESTMENT VIA ELECTRONIC DEBIT
A Participant may elect to have Optional Cash Investments transmitted to the Administrator via electronic debit from his Bank Account. The Participant must first complete and return to the Administrator a valid, usable Electronic Funds Transfer Instruction. A Participant may thereafter change his Bank Account by delivering a new, completed valid and usable Electronic Funds Transfer Instruction to the Administrator.


A Participant's Bank Account will be debited three (3) Business Days prior to the scheduled Investment Date. For each debit, the Bank Account will also be debited a service charge per published fee schedules. In the event that at any time the designated electronic transfer route or Bank Account proves unusable for any reason, the Company or the Administrator shall so advise the

Participant of the failed transmission and of the Administrator's resulting inability to execute the transaction requested. In the event that a debit fails because the Bank Account has nonsufficient funds to cover the requested debit, a separate fee shall be charged to the Participant per published fee schedules, and the Administrator shall so advise the Participant.


SECTION 2.6 DIVIDEND PAYMENT METHOD
Absent any written instruction from a Participant to the contrary, all Dividends paid by the Company on Plan Shares will be reinvested in additional shares of Common Stock and credited as Plan Shares to the appropriate Reinvesting Accounts, pursuant to the provisions of the Plan.

A Participant may however elect to have the Dividends allocable to his Plan Shares sent by electronic funds transfer to his Bank Account by completing, signing and returning to the Company a valid, usable Electronic Funds Transfer Instruction. A Participant may change his Bank Account by delivering a new, valid and usable Electronic Funds Transfer Instruction to the Company.


In the event that the designated electronic funds transfer route or Bank Account identification proves unusable for any reason, the Company shall mail a check for the subject Dividend via First Class Mail to the Participant's address of record with an advice of the failed transmission and of the Company's resulting inability to execute the deposit of Dividend funds. Until the Participant provides a valid, usable Electronic Funds Transfer Instruction, the Administrator shall employ Dividend Reinvestment for all Dividends allocable to the subject Plan Shares and the relevant Plan Account shall be deemed a Reinvesting Account. Except as described in the Plan, Dividends allocable to Plan Shares will not be paid by check.



SECTION 2.7 MINIMUM ACCOUNT BALANCE
A Plan Account must contain at least five (5) whole Plan Shares at all times. In the event that a Plan Account balance falls below this minimum for any reason, the Company in its discretion may terminate the Plan Account pursuant to the provisions of the Plan; provided, however, that Participants who were participating in the DRIP as of the date the Plan first became effective will be exempt from this requirement of a five (5) share minimum.



SECTION 2.8 PLAN TREATMENT OF RECORD SHARES
All Record Shares acquired by a Participant outside of the Plan, before or after the establishment of his Plan Account, that are recorded on the stock records of the Company in the exact same name as such Participant's Plan Account shall automatically be treated as Plan Shares in such Plan Account, without regard to whether the Participant surrenders any certificates for such Record Shares or submits a separate Enrollment Form for such shares to the Administrator.


                 ARTICLE III - COMMON STOCK PURCHASE PROCEDURES

SECTION 3.1 INITIAL CASH INVESTMENTS AND OPTIONAL CASH INVESTMENTS
Initial Cash Investments and Optional Cash Investments shall be invested in either Newly-Issued Common Stock or in Common Stock purchased in the Open Market.

     SECTION 3.1-1 NEWLY-ISSUED COMMON STOCK
     For an Investment Date with respect to which the Company elects to issue and sell Newly-Issued Common Stock to the Plan, the Company shall issue to the Administrator upon the Company's receipt of the funds described herein the whole number of shares of Common Stock equal to (a) the amount of Initial Cash Investment funds and Optional Cash Investment funds received by the Administrator from Participants for such investment, minus any Ineligible Funds and applicable fees and expenses, divided by (b) the Company Sale Price for such Investment Date.



     The Administrator shall credit to the Plan Account of each investing Participant for such Investment Date the number of Book Shares which represents the Participant's proportionate interest in the Common Stock so purchased. The total cost incurred by the Plan Account for this purchase will be the Share Acquisition Cost times the number of Book Shares so credited.



     SECTION 3.1-2 COMMON STOCK PURCHASED IN THE OPEN MARKET
     For an Investment Date with respect to which the Company elects to effect the investment of Optional Cash Investments and Initial Cash Investments through purchases of shares of Common Stock in the Open Market, the Administrator shall (if it is an Independent Agent), or shall cause an Independent Agent to, purchase the whole number of shares of Common Stock equal to (a) the amount of Initial Cash Investment funds and Optional Cash Investment funds received by the Administrator from Participants for such investment, minus any Ineligible Funds and any applicable fees and expenses, divided by (b) the Market Purchase Price for the relevant Investment Date.



     The Administrator shall credit to the Plan Account of each investing Participant for such Investment Date the number of Book Shares which represents the Participant's proportionate interest in the Common Stock so purchased. The total cost incurred by the Plan Account for this purchase will be the Share Acquisition Cost times the number of Book Shares so credited.


SECTION 3.2 DIVIDEND REINVESTMENT
Dividend Reinvestment shall be administered as provided in this Section 3.2.

     SECTION 3.2-1 GENERAL
     On or before each Dividend Payment Date, pursuant to its established practice, the Company shall remit to the Administrator the Reinvestment Fund for investment on behalf of Reinvesting Accounts in either Newly-Issued Common Stock or in Common Stock purchased in the Open Market.


     SECTION 3.2-2 NEWLY-ISSUED COMMON STOCK
     As to any Dividend with respect to which the Company elects to sell Newly-Issued Common Stock to the Plan in order to effect Dividend Reinvestment, the Administrator shall return the Reinvestment Fund to the Company. Upon the Company's receipt of the Reinvestment Fund, the Company shall issue to the Administrator the whole number of shares of Common Stock equal to (a) the amount of the Reinvestment Fund for the relevant Dividend Payment Date minus any applicable fees and expenses, divided by (b) the Company Sale Price for the relevant Dividend Payment Date.

     The Administrator shall credit to each Reinvesting Account the number of Book Shares which represents the subject Participant's proportionate interest in the Common Stock so purchased. The total cost incurred by the Plan Account for this purchase will be the Share Acquisition Cost times the number of Book Shares so credited.



     SECTION 3.2-3 COMMON STOCK PURCHASED IN THE OPEN MARKET
     As to any Dividend with respect to which the Company elects to purchase shares of Common Stock in the Open Market to effect Dividend Reinvestment, the Administrator shall (if it is an Independent Agent), or shall cause an Independent Agent to, purchase the whole number of shares of Common Stock in the Open Market equal to (a) the amount of the Reinvestment Fund for the relevant Dividend Payment Date minus any applicable fees and expenses, divided by (b) the Market Purchase Price applicable to the shares of Common Stock purchased with the Reinvestment Fund for the relevant Dividend Payment Date.



     The Administrator shall credit to each Reinvesting Account the number of Book Shares which represents the subject Participant's proportionate interest in the Common Stock so purchased. The total cost incurred by the Plan Account for this purchase will be the Share Acquisition Cost times the number of Book Shares so credited.


                 ARTICLE IV - SALES, TRANSFERS, AND WITHDRAWALS


SECTION 4.1 TRANSFER OF PLAN SHARES
A Participant may request, at any time, that all or any number of the whole shares of Common Stock allocable to his Plan Account be sold or transferred, by delivering to the Administrator a completed Transaction Request. Gifts will be administered according to the special instructions set forth in Section 4.2.



     SECTION 4.1-1 SALES
     The Administrator shall forward sale instructions from Participants to the Independent Agent. The Independent Agent shall make such sales pursuant to the provisions of Section 5.5 and in accordance with general commercial law, stock transfer requirements, and federal and state securities laws. As soon as practicable, following the receipt of proceeds from any resulting sale (but no later than fifteen (15) business days following receipt by the Administrator of the sale instructions), the Administrator shall mail by First Class Mail to such Participant at his address of record a transaction notice and a check for the Market Sale Price for the relevant trading day multiplied by the number of shares of Common Stock so sold, less any applicable deductions and/or withholdings required by law. The Administrator shall promptly mail by First Class Mail to such Participant at his address of record a transaction notice for such sale.


     SECTION 4.1-2 ALL TRANSFERS
     The Administrator shall promptly mail by First Class Mail to such Participant at his address of record any certificate for Record Shares which may belong to the Participant as a result of any requested transfer transaction. Fractional Plan Shares may be transferred from one Plan Account to another only if at the same time the transferor Participant is withdrawing from Plan participation or the Company is terminating his entire Plan Account.

SECTION 4.2 GIFTS WITHIN THE PLAN


     SECTION 4.2-1 GIFTS
     A Participant may elect to transfer to the Plan Account of a Person who is already a Participant (a) any number of Plan Shares, or (b) any number of Record Shares over which the transferor Participant has dispositive authority. A Participant may also elect to transfer to a Person who is not a Participant (a) five (5) or more Plan Shares, or (b) five (5) or more Record Shares over which the transferor Participant has dispositive authority. All shares so transferred shall be credited to the transferee Plan Account as Book Shares.


     Such transfer may be effected by the Participant by delivering to the Administrator a completed Transaction Request, Enrollment Form and enrollment fee as needed, and any other documentation required by the Administrator (in the case of Certificated Shares, this will include certificate(s) for such Certificated Shares accompanied by such stock powers and other documentation as the Administrator may require to be provided by the transferor Participant). The Administrator shall deliver a transaction notice to each such transferor and transferee advising of the subject transaction.

     SECTION 4.2-2 TRANSFEREE ALREADY A PARTICIPANT
     If the transferee is already a Participant as of the date on which Plan Shares are credited under this Section 4.2 to his Plan Account, the payment of Dividends allocable to such transferred Plan Shares shall be made according to the instructions previously provided by the transferee for his Plan Account.


     SECTION 4.2-3 TRANSFEREE NOT ALREADY A PARTICIPANT
     If the transferee is not already a Participant as of the date on which Plan Shares are credited under this Section 4.2 to his Plan Account, the Administrator shall open a Plan Account in the name of the transferee using the information provided by the transferor, and the Administrator shall send the transferee a Prospectus and any related documentation as soon as reasonably practicable, whereupon the transferee will be eligible to submit Optional Cash Investments to the Plan. Absent direction to the contrary from the transferee, such transferee's Plan Account shall be a Reinvesting Account.



SECTION 4.3 PARTICIPANT REQUEST TO WITHDRAW FROM PLAN PARTICIPATION
If a Participant requests to withdraw from Plan participation, the Administrator shall, unless otherwise instructed, transfer or reclassify all whole shares of Common Stock allocable to the subject Plan Account to a Record Account. The Administrator will mail any appropriate certificates to the Participant at his address of record within thirty (30) days of receipt of the Participant's request. In connection with any such request to withdraw from Plan participation, any fractional Plan Share will be liquidated and its cash value, determined by proration of the Market Sale Price as of the relevant sale date, minus applicable deductions and withholdings required by law, will be remitted to the Participant via check at his address of record.


In the event, however, that the Participant advises the Administrator of his desire to sell or transfer all or a portion of the Common Stock allocable to his Plan Account upon his withdrawal from the Plan, he may do so pursuant to the relevant provisions of Section 4.1.

                ARTICLE V - INVESTMENT PROCEDURES AND ACCOUNTING


SECTION 5.1 REGISTRATION OF COMMON STOCK UNDER THE PLAN All shares of
Common Stock purchased by the Administrator for the Plan and all Book Shares shall be registered on the stock records of the Company in the name of the nominee of the Administrator. A Participant may at any time submit certificates for Certificated Shares for safekeeping by the Administrator. Common Stock forwarded to the Administrator for deposit to the Plan represented by Surrendered Certificates shall be credited to the Participant's Plan Account as Book Shares. Certificated Shares which are also Plan Shares shall be registered on the Company's shareholder records in the name of the Participant.


SECTION 5.2 COMMINGLING OF ASSETS
For the purpose of making, or causing to be made, purchases and sales of Common Stock for the Plan, the Independent Agent shall be entitled to commingle each Participant's funds or the Common Stock held on behalf of a Participant with the funds or Common Stock, respectively, held on behalf of all other Participants.

SECTION 5.3 STATEMENTS OF ACCOUNT
The Administrator shall send to each Participant a Statement of Account during each calendar year. The Administrator shall also send quarterly Statements of Account for all Reinvesting Accounts, and, following each debit or credit of Book Shares, a transaction notice to the affected Participant.


SECTION 5.4 STOCK SPLITS, IN-KIND DISTRIBUTIONS AND RIGHTS OFFERINGS
Any shares of Common Stock distributed as an in-kind distribution or stock split on Plan Shares shall be credited to Plan Accounts as Book Shares. The Administrator shall credit to each Plan Account the number of Book Shares which represents the subject Participant's proportionate interest in the Common Stock so distributed to the Plan.



Any rights distributed in respect of the Common Stock which are deemed to be attached to the Common Stock shall attach to all Plan Shares and shall be allocated to the Plan Accounts of the respective Participants in proportion to the Plan Shares held in their Plan Accounts. All communications in respect of such rights shall be distributed to the Participants pursuant to Section 6.2 hereof. In order to exercise any such rights attached to any Book Shares credited to the Plan Account of any Participant, such Participant must first request certificates pursuant to Section 5.7 for the Plan Shares associated with such rights and then exercise the rights in accordance with the procedures for Record Shareholders applicable to such rights. The Company and/or the Administrator may establish additional administrative procedures for such rights as may be required.


SECTION 5.5 TIMING OF INVESTMENTS AND SALES


     SECTION 5.5-1 SALES
     The Independent Agent shall sell Common Stock allocable to any Plan Account as soon as practicable following the Administrator's receipt of a direction from a Participant to do so, but at least within the calendar week following receipt of such a direction.



     SECTION 5.5-2 INVESTMENTS AND PAYMENT OF UNINVESTED FUNDS
     The Administrator shall arrange with the Independent Agent to purchase Common Stock for the Plan at least once per week. The Administrator shall arrange for the investment of the Reinvestment Fund within thirty (30) days of the relevant Dividend Payment Date, and, for Initial Cash Investments and Optional Cash Investments, within thirty (30) days of the Administrator's receipt of same, except in each case where deferral is necessary to comply with applicable federal or state securities laws. Any Dividends, Optional Cash Investments and Initial Cash Investments not invested in Common Stock within thirty (30) days of receipt by the Administrator shall, in the case of Dividends and Optional Cash Investments, be promptly sent by First Class Mail to the relevant Participants, and, in the case of Initial Cash Investments, to the submitting Person at his address of record.


     SECTION 5.5-3 NO INTEREST
     No interest shall be paid on Initial Cash Investments, Optional Cash Investments, or Dividends held pending investment or return to the relevant Participant or submitting Person, as the case may be.


     SECTION 5.5-4 INTERRUPTED INVESTMENT ACTIVITY
     In the event that the New York Stock Exchange shall be closed in excess of two (2) Business Days and this closure impairs or precludes the Administrator's ability to comply with the purchase and sale requirements set forth above, the timing requirements of this Section 5.5 shall be waived for the period of such closure and the Administrator shall resume its investment activities for the Plan promptly upon the reopening of the New York Stock Exchange.



     SECTION 5.5-5 TIMING
     Notwithstanding anything in the Plan, no more than thirty-five (35) calendar days shall elapse (a) between the Dividend Payment Date and the date Dividend funds with respect to such Dividend Payment Date are invested in Common Stock or paid to Participants or (b) between the date Initial Cash Investments or Optional Cash Investments are received by the Administrator and the date such Initial Cash Investments or Optional Cash Investments are invested in Common Stock or paid back to Participants.



SECTION 5.6 TIMELY RECEIPT OF INSTRUCTIONS

     SECTION 5.6-1 INSTRUCTION TO CANCEL OR MODIFY INITIAL CASH INVESTMENT OR OPTIONAL CASH INVESTMENT
     If, fewer than two (2) Business Days in advance of the scheduled Investment Date, the Administrator receives an instruction to stop all or any portion of an Initial Cash Investment or Optional Cash Investment previously delivered to the Administrator, such funds will be invested in Plan Shares for the Participant's Plan Account.


     If, two (2) or more Business Days in advance of its scheduled Investment Date, the Administrator receives a written request from a Participant to stop any Initial Cash Investment or Optional Cash Investment previously delivered to the Administrator, such funds shall not be invested in Common Stock and shall be paid back, without interest, to the Participant.

     SECTION 5.6-2 DIVIDEND PAYMENT METHOD CHANGE
     If, fewer than two (2) Business Days before a Record Date, the Administrator receives instructions to change a Dividend payment method, the changed payment method will not be implemented until after the payment of the relevant Dividend. If such instructions are received two (2) or more Business Days before a Record Date, the instruction will be effected for the subject Dividend.


     SECTION 5.6-3 EX-DIVIDEND DATE AND INSTRUCTIONS TO TRANSFER
     If (a) the Administrator receives an instruction for the transfer of Plan Shares on or after an Ex-Dividend Date but before the related Dividend Payment Date, or (b) a transfer occurs on or after an Ex-Dividend Date but before the related Dividend Payment Date, any such transfer shall be processed without Dividend rights to the transferee of the shares. As soon as practicable following the receipt of Dividends allocable to such Plan Shares, the Administrator shall, in accordance with the transferor Participant's specified Dividend payment method, either (a) reinvest the Dividend and then, if the transferor Participant has withdrawn from Plan participation, he shall sell the Plan Shares so purchased, remitting to the Participant a check for the Market Sale Price for the relevant trading day multiplied by the number of Plan Shares so sold, less any applicable deductions and/or withholdings required by law, or (b) transmit the Dividend to the transferor Participant's Bank Account via electronic direct deposit.



     SECTION 5.6-4 EX-DIVIDEND DATE AND WITHDRAWAL FROM PLAN
     If the Administrator receives a request for withdrawal from the Plan, not involving the sale or other transfer of Plan Shares, and the request is received on or after an Ex-Dividend Date but before the related Dividend Payment Date, the Plan withdrawal shall be processed promptly and the Plan Shares reclassified as Record Shares. As soon as practicable following the receipt of Dividends allocable to the withdrawn Plan Shares, the Administrator, in accordance with the withdrawing Participant's specified Dividend payment method, shall arrange either (a) to reinvest the Dividend and register the Common Stock so purchased as Record Shares, or (b) to transmit the Dividend to the Participant via electronic direct deposit, or failing that, by check. After withdrawal, Dividends will be paid and transmitted via check, or where electronic direct deposit was the preferred payment method for the withdrawn Plan Account, via electronic funds transfer. Record shares will not be eligible for Dividend Reinvestment unless and until the Record Shareholder rejoins the Plan.



     SECTION 5.6-5 CANCELLATION OF INSTRUCTION TO SELL OR TRANSFER
     If the Administrator receives an instruction cancelling or modifying a previously-received request to sell or transfer Plan Shares later than the same Business Day on which the sale or transfer instruction was received by the Administrator, the Administrator or the Independent Agent, as applicable, will sell or transfer the Plan Shares pursuant to the original sale request and, for a sale, will transmit the net proceeds as described in Section 4.1-1 via check sent by First Class Mail to the Participant's address of record.



SECTION 5.7 REQUESTS FOR CERTIFICATES
A Participant may, at any time or from time to time, by submitting a Transaction Request, request a certificate for all or any number of the whole shares of Common Stock allocable to his Plan Account. Such shares of Common Stock shall remain Plan Shares. All requests will be processed promptly by the Administrator, and in no event later than thirty (30) days after the date on which the order is received, except where deferral is necessary under applicable state laws or regulations. The Administrator shall promptly mail the requested certificate(s), registered in the same name as the Participant's Plan Account, by First Class Mail to such Participant at his address of record.



SECTION 5.8 FRACTIONAL PLAN SHARES
Fractional Plan Shares shall in all cases be Book Shares. Fractional Plan Shares will not have voting rights, but will accrue Dividends on a proportionate basis. Fractional Plan Shares will not be liquidated except upon complete withdrawal by a Participant from the Plan or the termination of the Plan or of a given Plan Account by the Company, whereupon a check for the value of the Fractional Plan Shares determined by proration of the Market Sale Price for the relevant sale date, minus any applicable deductions and/or withholdings required by law, will be remitted to the Participant by First Class Mail to his address of record.


SECTION 5.9 TELEPHONE CALLS
In the interests of security and quality control, telephone calls between any Person or Participant and the Administrator or the Company may from time to time be recorded.


SECTION 5.10 TAX CONSEQUENCES
Participation in the Plan will not change the federal income tax consequences of ownership of shares of Common Stock. Upon the conversion of Plan Shares to Record Shares or Record Shares to Plan Shares, without any sale, there will be no tax consequences to the Participant. The Share Acquisition Cost will be as defined in this Plan. Dividends will be taxed in the same amount and in the same manner as though the dividends were received in cash and will be reported on a yearly basis to Participants and to the Internal Revenue Service.


                    ARTICLE VI - PARTICIPANTS AS SHAREHOLDERS


SECTION 6.1 SHAREHOLDERS
In accordance with Indiana Code Section 23-1-30-4, all Participants shall be recognized as shareholders of Common Stock for purposes of eligibility for admission to the Company's shareholder meetings, voting of the shares of Common Stock allocable to Plan Accounts, disposing of the shares of Common Stock allocable to Plan Accounts, the communications which the Company may from time to time send to its shareholders, and also for purposes of Indiana Code Section 23-1-20,1-30 and Section 23-1-42,1-11, provided that (a) the Participant is the beneficial owner of the shares of Common Stock allocable to his Plan Account, and (b) either the Company's stock records and/or the Plan records of the Administrator, the Independent Agent, or the Trustee contain the name and address of such Participant. "Beneficial owner," for purposes of this Section 6.1 shall mean a Person who has the power to vote or dispose of the shares allocable to his Plan Account.



SECTION 6.2 COMMUNICATIONS AND VOTING
The Company shall send or forward to each Participant Common Stock proxy solicitation materials, as well as other general shareholder written communications or consent solicitation materials. A Participant shall have the exclusive right to exercise all voting rights respecting the whole shares of Common Stock allocable to his Plan Account. A Participant may vote any of the whole shares of Common Stock allocable to his Plan Account in person or by proxy. Whole shares of Common Stock allocable to a Participant's Plan Account shall not be voted unless a Participant or his proxy votes them. The Company also shall send to each Participant Common Stock rights offering materials or notices and all other communications sent to all shareholders of the Company.


SECTION 6.3 SOLICITATION
Solicitation of the exercise of Participants' voting rights by the management of the Company and others under a proxy or consent provision applicable to all beneficial holders of Common Stock shall be permitted. Solicitation of the exercise of Participants' tender or exchange offer rights by management of the Company and others shall also be permitted. The Administrator shall notify Participants of each occasion for the exercise of their voting rights or rights with respect to a tender offer or exchange offer within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed by the Company to Record Shareholders regarding the exercise of such rights.

                        ARTICLE VII - PLAN ADMINISTRATION

SECTION 7.1 RULES AND REGULATIONS
The Company may from time to time adopt such administrative rules and regulations concerning the Plan as it deems necessary or desirable for the administration of the Plan. The Company shall have the power and authority to interpret the terms and the provisions of the Plan and shall interpret and construe the Plan and reconcile any inconsistency or supply any omitted detail in a manner consistent with the general terms of the Plan and applicable law.


SECTION 7.2 COSTS
Most of the costs of mailings, materials, and other administration of the Plan shall be paid by the Company. Brokerage commissions, applicable taxes, and other Plan fees and charges shall be paid by the Participants, pursuant to the schedule set forth from time to time in the Prospectus, Plan brochures and/or related marketing documentation.


SECTION 7.3 NO CONTROL
With regard to Open Market purchases and sales of Common Stock, none of the Company, the Administrator (if it is not also serving as the Independent Agent) or any Participant shall have any authority or power to direct the time or price at which Common Stock may be purchased or sold, the markets on which such shares are to be purchased or sold (including on any securities exchange, in the over-the-counter market or in negotiated transactions) or the selection of the broker or dealer (other than the Independent Agent in the case of the Administrator) through or from whom transactions may be made, except that such transactions shall be made in accordance with the terms and conditions of the Plan.


SECTION 7.4 SOURCE OF COMMON STOCK
Dividends paid with respect to Reinvesting Accounts, Initial Cash Investments, and Optional Cash Investments shall be invested, at the Company's election, in either (a) Newly-Issued Common Stock or (b) shares of Common Stock purchased in the Open Market. The Company shall not change its election as to the source of shares of Common Stock purchased for the Plan, i.e., either (a) Newly-

Issued Common Stock or (b) shares of Common Stock purchased in the Open Market, more than once in any 3-month period. Such election shall be pursuant to a recorded determination by the Company's Board of Directors or its Chief Financial Officer that the Company's need to raise additional capital has changed or that there is another valid reason for a change.


SECTION 7.5 OPEN MARKET TRANSACTIONS
Purchases and sales of Common Stock on the Open Market may be executed upon the terms and subject to the conditions respecting price and delivery as the Independent Agent (including the Administrator if it is also an Independent Agent) determines to be appropriate.


SECTION 7.6 TERMINATION OF A PLAN ACCOUNT BY THE COMPANY
If a Plan Account does not contain at least five (5) whole Plan Shares, the Plan Account may be terminated by the Company in its sole discretion if, within three (3) months after written notice is mailed to the Participant at his address of record, such Participant fails to invest such additional funds as may be needed to achieve the five (5) Plan Share minimum ownership. Participants who were investors in the DRIP as of the date the Plan first became effective will be exempt from this requirement of a five (5) Plan share maximum ownership.



Upon such termination, the Plan Account shall be converted into a Record Account. Fractional Plan Shares will be liquidated. A check for their cash value, determined by proration of the Market Sale Price for the relevant sale date, minus any applicable deductions and/or withholdings required by law, will be remitted to the Participant by First Class Mail to his address of record along with a notice of such termination and a certificate for the number of whole shares previously allocated to such Plan Account. Dividends paid thereafter on such Record Shares shall be transmitted via check or, where electronic direct deposit was the chosen payment method under the terminated Plan Account, via electronic funds transfer.


SECTION 7.7 MODIFICATION AND TERMINATION OF THE PLAN BY THE COMPANY
The Company may at any time and from time to time, at its sole option, modify, amend or terminate the Plan, in whole, in part or in respect of Participants in one or more jurisdictions; provided, however, no such amendment shall result in a distribution to the Company of any amount credited to the Plan Account of any Participant.

Upon complete termination of the Plan, the Plan Accounts of all Participants (or in the case of partial termination of the Plan, the Plan Accounts of all affected Participants) shall be converted each individually to Record Accounts. The Administrator shall send each affected Participant prior written notice of such Plan or Plan Account termination and of the conversion of Plan Accounts to Record Accounts. Fractional Plan Shares will be liquidated and their cash value as determined by proration of the Market Sale Price for the relevant sale date will be remitted by First Class Mail to the Participant via check at his address of record, minus applicable withholdings and deductions as may be required by law. Dividends paid thereafter on Record Shares shall be transmitted via check, or, where electronic direct deposit was the preferred payment method for the terminated Plan Account, via electronic funds transfer.

SECTION 7.8 SALE UPON PLAN TERMINATION OR PLAN ACCOUNT TERMINATION
In the event that a Participant advises the Administrator of his desire to sell or transfer all or a portion of the Common Stock allocable to his Plan Account upon the Company's termination of the


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

Plan as a whole or of his Plan Account, he may do so pursuant to the relevant provisions of Section 4.1.


              ARTICLE VIII - SELECTION AND ROLE OF ADMINISTRATOR,
                         INDEPENDENT AGENT AND TRUSTEE


SECTION 8.1 SELECTION OF AN ADMINISTRATOR
The Administrator shall be appointed by the Company, which appointment may be revoked by the Company at any time. The Administrator may resign at any time upon 120 days' notice to the Company. In the event that no Administrator is appointed, the Company shall be deemed to be the Administrator for purposes of the Plan. First Chicago Trust Company of New York shall be the initial Administrator. The appointed or elected officers of the Company shall make such arrangements regarding compensation of the Administrator and reimbursement of expenses as they may from time to time deem reasonable and appropriate.


SECTION 8.2 AUTHORITY AND DUTIES OF ADMINISTRATOR
The Administrator shall have the authority and responsibility to control and manage the aspects of the operation and administration of the Plan which are denoted herein as its responsibility and such other aspects of operation and administration of the Plan as may be determined by the Company from time to time except those duties and responsibilities designated as those of the Trustee. The Administrator shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out its responsibilities under the Plan. Notwithstanding any other provision of this document the Administrator shall not be liable for its inability to buy or sell Common Stock on behalf of the Plan as a result of the closure of one or more of the markets on which the Common Stock is traded.


SECTION 8.3 SELECTION OF INDEPENDENT AGENT
The Independent Agent serving in such capacity pursuant to the Plan shall be selected by the Administrator. The Administrator shall make arrangements and enter into agreements with the Independent Agent in connection with the activities contemplated by the Plan.

SECTION 8.4 AUTHORITY AND DUTIES OF INDEPENDENT AGENT
The Independent Agent shall have the authority and responsibility to control and manage the aspects of the operation and administration of the Plan which are denoted herein as its responsibility and as may be determined by the Administrator from time to time. The Independent Agent shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out its responsibilities under the Plan.


SECTION 8.5 SELECTION OF THE TRUSTEE
The Trustee shall be appointed by the Company, which appointment may be revoked by the Company at any time. The Trustee may resign at any time upon 120 days' notice to the Company. The First Chicago Trust Company of New York shall be the initial Trustee. The appointed or elected officers of the Company shall make such arrangements regarding compensation of the Trustee and reimbursement of expenses as they may from time to time deem reasonable and appropriate.



SECTION 8.6 AUTHORITY AND DUTIES OF THE TRUSTEE
The Trustee shall have the authority and responsibility to arrange for such aspects of the Plan which are denoted herein as its responsibility and such other aspects of the Plan as may be


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

determined by the Company from time to time, including without limitation arranging or causing the arrangement for a nominee to be the Record Shareholder of Book Shares and arranging for the execution of instructions whereby Participants exercise voting and/or dispositive authority over Book Shares held in their Plan Accounts.


                      ARTICLE IX - MISCELLANEOUS PROVISIONS

SECTION 9.1 GOVERNING LAW
This Plan shall be construed, regulated and administered under the laws of the State of Illinois.


SECTION 9.2 AGREEMENT BY PARTICIPANTS
Each Participant, as a condition of participation herein, for himself, his heirs, devisees, legatees, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of this Plan and any subsequent amendments hereto, and all actions of the Company, the Administrator, the Independent Agent and the Trustee hereunder.


SECTION 9.3 HEADINGS
The headings and subheadings in this instrument are inserted for convenience and reference only and are not to be used in construing the Plan or any provision thereof.


SECTION 9.4 ABSENCE OF GUARANTEE
Neither the Company nor the Administrator in any way guarantees the Plan against loss or depreciation. Neither the Company nor the Administrator in any way guarantees the payment or amount of any future Dividends on Common Stock. Unless otherwise provided by law, the Company, its directors, officers, employees and agents, the Administrator, the Independent Agent and the Trustee shall in no manner be liable to any Participant with respect to the price or performance of the Common Stock held for the Plan.



SECTION 9.5 LIABILITY
The Company, its directors, officers, employees, or agents, the Independent Agent, the Administrator, and the Trustee shall not be liable under the Plan for any act performed in good faith or for any good faith omission to act including, without limitation, any claims for liability (a) arising out of failure to terminate a Plan Account upon a Participant's death absent valid transfer instructions pertaining to the Common Stock allocable to the subject Plan Account and (b) the price at which Common Stock is purchased or sold for Plan Accounts and the time such purchases or sales are made.


SECTION 9.6 NO ASSIGNMENT
Book Shares may not be assigned or pledged except under the auspices of any loan program which the Administrator may from time to time offer which includes in its express terms an exemption from this Section 9.6. In all other cases, a Participant who wishes to assign or pledge Book Shares shall first request certificates for such shares pursuant to Section 5.7 hereof.


Effective Date:                     April 2, 1996


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